SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                    _________________________

                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 1998


                        AlliedSignal Inc.
------------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


      Delaware                      1-8974                   22-2640650
   --------------                ------------              --------------
  (State or other                (Commission             (I.R.S.  Employer
  jurisdiction of                File Number)           Identification No.)
  incorporation)


          101 Columbia Road
           P.O. Box 4000
       Morristown, New Jersey                             07962-2497
  ----------------------------------------                -----------
  (Address of principal executive offices)                (Zip Code)


  Registrant's telephone number, including area code:  (973) 455-2000

Item 5.   Other Events.
          -------------



On June 17, 1998, the Registrant issued the following press release:



          ALLIEDSIGNAL ELECTS POSES PRESIDENT AND COO;
     BURNHAM RESIGNS TO BECOME PRESIDENT AND COO OF RAYTHEON

     MORRIS TOWNSHIP, New Jersey, June 17, 1998 - Lawrence A. Bossidy, Chairman and Chief Executive Officer of AlliedSignal Inc., announced today that Vice Chairman Frederic M. Poses, 55, has been elected President and Chief Operating Officer, effective immediately.

     The move follows the resignation of another Vice Chairman, Daniel P. Burnham, to accept the position of President and Chief
Operating Officer of Raytheon Company, effective July 1.
Effective December 1, Burnham will become Chief Executive Officer of Raytheon, succeeding Dennis J. Picard.

     Burnham, who joined AlliedSignal in 1982 as Vice President and Controller, was President of its Aerospace sector from 1992 through 1997 and Vice Chairman since October 1997. "Dan has made very substantial contributions to the success of AlliedSignal during his 16 years with the company, particularly as he led AlliedSignal Aerospace through some of its most trying and later most successful times. We wish him only the best in his new position," said Bossidy.

     "At the same time, we are very lucky to have another world-class leader in Fred Poses," said Bossidy. "His 29-year rise to the top has been eminently well deserved. Fred's dynamic leadership of the chemicals, fibers, plastics and advanced materials businesses helped make them high-margin contributors of net income to the company.

     "Fred is a master at achieving substantial productivity gains while at the same time growing the top line through new product development, globalization and acquisitions," said Bossidy. "His innate humanity has given him an outstanding ability to connect with people, and his intellect and broad range have enabled him to develop a superior business sense."

     Bossidy said Poses was instrumental in the transformation of the company's former Engineered Materials sector from a hodge-podge of small regional commodity businesses into a concentrated group of global growth businesses. Poses led the growth and development of some of the company's most profitable and promising businesses, including Specialty Chemicals, Electronic Materials, Engineering Plastics and Specialty Films.

     After serving two years on assignment with the Peace Corps in Peru, Poses joined AlliedSignal in 1969 as a financial analyst. He was named General Manager of the company's Home Furnishings division in 1977. In 1979, he became Vice President and General Manager of the Engineering Plastics division, and in 1986 he was named President of the Fibers division. From 1988 to 1997, he served as Executive Vice President of the corporation and President of the Engineered Materials sector. He was elected Vice Chairman and member of the Board of Directors in October 1997.

     Poses has a bachelor's degree in business administration from New York University. He serves on the Board of Directors of the 92nd Street Y and is a member of the Board of Trustees of the Riverdale Country School. He, his wife, Nancy, and their two children reside in Manhattan.

     Poses will oversee all of the company's aerospace businesses, in addition to Electronic Materials, Truck Brake Systems, Business Services, International and the company's growth and productivity initiatives. Reporting to Bossidy will be Polymers, Specialty Chemicals, Turbocharging Systems, and the Automotive Products Group, as well as Law, Finance, Human Resources and Communications.

     AlliedSignal Inc. is an advanced technology and manufacturing company serving customers worldwide with aerospace and automotive products, chemicals, fibers, plastics and advanced materials. Additional information on the company is available on the World Wide Web at http://www.alliedsignal.com.

                           SIGNATURES
                           ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AlliedSignal Inc.
                                   (Registrant)



Date: June 17, 1998           By:  /s/ Peter M. Kreindler
                                   -----------------------------
                                   Peter M. Kreindler
                                   Senior Vice President
                                   General Counsel and Secretary